Exhibit 99.1

EyeGate Pharma Announces the Appointment of Kenneth Gayron and Aron Shapiro to its Board of Directors

WALTHAM, MA, April 01, 2021 – EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG), (“EyeGate” or the “Company”), a clinical-stage company developing products for treating inflammatory and immune diseases, today announced that it has appointed Kenneth Gayron and Aron Shapiro to the Company’s Board of Directors, effective immediately. Thomas Hancock, Morton Goldberg, M.D., and Bernard Malfroy-Camine, Ph.D., have stepped down from the board, which is now composed of seven members. Both Mr. Gayron and Mr. Shapiro bring a unique perspective, deep expertise and valuable insight to the Company.

“We are very pleased to welcome these esteemed leaders to our board as we navigate our path forward, advance our robust clinical pipeline that encompasses a broad range of therapeutic areas and build on our success to date,” said Franz Obermayr, Ph.D., Acting Chief Executive Officer of EyeGate. “Mr. Gayron has a strong track record for enhancing operational capabilities to drive growth and Mr. Shapiro’s extensive clinical-regulatory strategy and business development experience will be invaluable assets for EyeGate’s leadership team. They are both tremendous additions to our board, and we look forward to working with them as we continue to translate organizational vision to operational excellence.”

Kenneth Gayron has been appointed to EyeGate’s Board of Directors as Chair of the Audit Committee. In addition to his position on EyeGate’s board, he also currently serves as Chief Financial Officer & Executive Vice President at Avid Technology. At Avid he has been responsible for driving strategic growth initiatives, capital allocation and repositioning the Company with the investment community. Prior to joining Avid, Mr. Gayron served as Chief Financial Officer and interim Chief Executive Officer for Numerex, where he played a significant role in the company’s acquisition by Sierra Wireless and was Chief Financial Officer for Osmotica Pharmaceutical Inc. Prior to his career in senior finance management, Mr. Gayron worked in investment banking with UBS Investment Bank and CIBC World Markets. Mr. Gayron earned his MBA from Cornell University and his B.S. in finance from Boston College.

Aron Shapiro is currently Senior Vice President and Partner in the Asset Development & Partnering group at Ora, Inc. He is responsible for Ora’s strategic partnering activities where he evaluates and performs diligence on new investment opportunities. Prior to moving to the Asset Development & Partnering group, Mr. Shapiro was responsible for establishing and leading clinical regulatory strategy and clinical operations across a number of anterior and posterior segment indications for Ora’s service business in ophthalmology and was responsible for Ora’s business development and international growth strategy. Mr. Shapiro earned his B.S. in biological chemistry from Bates College.

About EyeGate

EyeGate is a clinical-stage pharmaceutical company developing and commercializing products for treating inflammatory and immune diseases. PP-001, EyeGate’s lead clinical-stage drug product, is a next-generation, non-steroidal, immuno-modulatory and small-molecule inhibitor of Dihydroorotate Dehydrogenase (“DHODH”) with best-in-class picomolar potency and a validated immune modulating mechanism designed to overcome the off-target side effects and safety issues associated with DHODH inhibitors. PP-001 is being developed in multiple formulations for various indications, including ophthalmic, intravenous, and oral formulations. In addition, EyeGate is developing Ocular Bandage Gel (“OBG”), a modified form of the natural polymer hyaluronic acid, designed to protect the ocular surface to permit re-epithelialization of the cornea and improve ocular surface integrity. OBG has unique properties that help hydrate and protect the ocular surface. For more information, please visit www.EyeGatePharma.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including EyeGate’s PP-001 and OBG products, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 25, 2021 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact
Corey Davis, Ph.D.
LifeSci Advisors
(212) 915-2577
cdavis@lifesciadvisors.com